                            ADMINISTRATION AGREEMENT

     AGREEMENT made as of ____________, 2002, by and between CMA GOVERNMENT SECURITIES FUND, a Massachusetts Business Trust (the "Fund") and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Administrator").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Fund is engaged in business as an open-end diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Fund is one of the "feeder" funds for and invests all of its assets in Master Money Trust, which serves as the "master" portfolio and has the same investment objective and policies as the Fund;

     WHEREAS, the Fund desires to retain the Administrator to provide management and administrative services to the Fund, in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Administrator is willing to provide management and administrative services to the Fund, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Administrator hereby agree as follows:

                                    ARTICLE I

                           Duties of the Administrator

     The Fund hereby employs the Administrator to act as a manager and administrator and to furnish, or arrange for affiliates to furnish, the management and administrative services described below, subject to review by and the overall control of the Board of Trustees of the Fund (the "Trustees"), for the period and on the terms and conditions set forth in this Agreement. The

Administrator hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

     (a) Management Services. The Administrator shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Fund, including administering shareholder accounts and handling shareholder relations for the Fund. The Administrator shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Administrator, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

     (b) Administrative Services. The Administrator shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

                                   ARTICLE II

                       Allocation of Charges and Expenses

     (a) The Administrator. The Administrator assumes and shall pay, or cause its affiliate to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provided under Article I hereof. The Administrator shall pay, or cause its affiliate to pay, compensation of all officers of the Fund and all Trustees of the Fund who are affiliated persons of the Administrator or of an affiliate of the Administrator of any of its affiliates.

     (b) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund (except for the expenses paid by the distributor of the Fund's shares (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Fund. It also is understood that if the Administrator or any of its affiliates provide accounting services to the Fund, the Fund will reimburse the Administrator and its affiliates for their costs in providing accounting services to the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of shares of beneficial interest in the Fund.

                                   ARTICLE III

                        Compensation of the Administrator

     For the services rendered, the facilities furnished and expenses assumed by the Administrator, the Fund shall pay to the Administrator at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the prospectus and statement of additional information of the Fund, at the annual rate of 0.25% of the average daily net assets of the Fund, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Administrator's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of the net asset value is suspended by the Trustees, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV

                  Limitation of Liability of the Administrator

     The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the management and administration of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Administrator" shall include any affiliates of the Administrator performing services for the Fund contemplated hereby and partners, shareholders, directors, officers and employees of the Administrator and such affiliates.

                                    ARTICLE V

                         Activities of the Administrator

     The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that the Administrator and directors, officers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI

                   Duration and Termination of this Agreement

     This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter shall continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by the vote of a majority of the outstanding voting securities of the Fund, or by the Administrator, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII

                          Amendments of this Agreement

     This Agreement may be amended by the parties only if such amendment is specifically approved by a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          Definitions of Certain Terms

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

     This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                    ARTICLE X

     Limitation of Liability of Trustees, Shareholders, Officers, Employees and Agents

     The Fund's Declaration of Trust, dated June 5, 1989, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "CMA Government Securities Fund" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund, but the Fund Property only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          CMA GOVERNMENT SECURITIES FUND


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          FUND ASSET MANAGEMENT, L.P.


                                          By: PRINCETON SERVICES INC.,
                                              General Partner

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: